Exhibit 99.1 – News Release

Ritchie Bros. reports first quarter 2018 results

VANCOUVER, May 10, 2018 – Ritchie Bros. Auctioneers Incorporated (NYSE & TSX: RBA, the “Company” or “Ritchie Bros.”) reported the following results for the three months ended March 31, 2018:

(All figures are presented in U.S. dollars)

Net income attributable to stockholders of $17.1 million improved 65% compared to $10.4 million for the same quarter in 2017. Diluted earnings per share (“EPS”) attributable to stockholders increased 60% to $0.16 versus $0.10 in the first quarter of 2017. Other key first quarter highlights included:

Consolidated results:

•	Total revenues, as presented under the new revenue standard, were $260.2 million; a 30% increase over the first quarter of 2017

•	Total Company agency proceeds[1] (non-GAAP measure) of $169.8 million increased 36% from $124.5 million in the first quarter of 2017

•	Cash provided by operating activities of $67.2 million

•	Repayment of $29.2 million in long-term debt in the first quarter of 2018

•	Declared quarterly dividend of $0.17 per common share

Auctions & Marketplaces (“A&M”) segment:

•	Gross Transaction Value (“GTV”)[2] of $1.2 billion increased 29% from $0.9 billion in the first quarter of 2017

•	Total revenues of $232.6 million increased 30% from $179.1 million in the first quarter of 2017

•	A&M agency proceeds[3] (non-GAAP measure) of $156.8 million increased 36% from $115.7 million in the first quarter of 2017

•	A&M revenue rate improved 10 basis points (“bps”) over the first quarter of 2017; and A&M agency proceeds rate[4] (non-GAAP measure) improved 60 bps over the first quarter of 2017

“We achieved strong revenue and agency proceeds growth in the first quarter as our teams leveraged the capabilities of the combined company to win new business, tap into existing customers and drive multi-channel offerings despite supply constraints and fewer auctions and selling days. In the quarter, over 70% of our live industrial auctions posted strong year-on-year growth comps across major geographies through excellent price realization and improvement in rate,” said Ravi Saligram, Chief Executive Officer.

Saligram continued, “we are encouraged to see early signs of recovery starting in Canada and growth momentum internationally but continue to navigate very tight supply conditions in the US market. RBFS, Mascus and the Government business performed extremely well and we are beginning to experience the benefits of the Caterpillar Alliance. Overall, we’re off to a good start in the year and will continue to be focused on executing against our multi-channel initiatives.”

Effective January 1, 2018, the Company adopted ASU 2014-09 Revenue from Contracts with Customers (“Topic 606”). Revenues on inventory sales and ancillary and logistical services are presented gross of the related expenses rather than net. Accordingly, in addition to total revenues, the Company has added a new metric to our disclosures called agency proceeds (non-GAAP measure), which presents revenues as previously reported and is calculated as total revenues under Topic 606 less the cost of inventory sold and ancillary and logistical service expenses.

[1]	Agency proceeds is a non-GAAP financial measure calculated by subtracting the cost of inventory sold and ancillary and logistical service expenses from total revenues. Agency proceeds is an element of the performance criteria for certain annual short-term incentive awards we grant to our employees and officers. Agency proceeds is reconciled to the most directly comparable GAAP measure from the Company’s consolidated financial statements under “Non-GAAP Measures”.
[2]	GTV represents total proceeds from all items sold at our live on site auctions and online marketplaces. GTV is not a measure of financial performance, liquidity, or revenue, and is not presented in our consolidated financial statements.
[3]	A&M agency proceeds is a non-GAAP financial measure that provides useful information about the performance of our A&M contracts for different financial periods. A&M agency proceeds is calculated as A&M total revenues less cost of inventory sold and is reconciled to the most directly comparable GAAP measures in our consolidated financial statements under “Non-GAAP Measures”.
[4]	A&M agency proceeds rate is a non-GAAP financial measure that provides useful information about the performance of our operations by comparing the margins we earn on our contracts for different financial periods. A&M agency proceeds rate is calculated by dividing A&M agency proceeds (non-GAAP measure) by GTV. A&M agency proceeds rate is reconciled to the most directly comparable GAAP measures in our consolidated financial statements under “Non-GAAP Measures”.
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Financial Overview

(Unaudited)

	Three months ended March 31,
			$ Change	% Change
(in U.S. $000's, except EPS)	2018	2017	2018 over 2017	2018 over 2017
Service revenues	$176,016	$123,379	$52,637	43%
Revenue from inventory sales	84,162	76,048	8,114	11%
Total revenues	260,178	199,427	60,751	30%
Costs of services	36,657	24,340	12,317	51%
Cost of inventory sold	75,791	63,401	12,390	20%
Selling, general and administrative expenses	97,470	70,575	26,895	38%
Acquisition-related costs	1,633	8,627	(6,994)	(81%)
Operating income	32,873	23,597	9,276	39%
Net income attributable to stockholders	17,138	10,377	6,761	65%
Diluted earnings per share attributable to stockholders	$0.16	$0.10	$0.06	60%
Diluted adjusted EPS attributable to stockholders (non-GAAP measure)	$0.16	$0.12	$0.04	33%
GTV	$1,160,712	$899,410	$261,302	29%
Agency proceeds (non-GAAP measure)	$169,807	$124,499	$45,308	36%
A&M revenue	$232,567	$179,078	$53,489	30%
A&M revenue rate	20.0%	19.9%	n/a	10 bps
A&M agency proceeds (non-GAAP measure)	$156,776	$115,677	$41,099	36%
A&M agency proceeds rate (non-GAAP measure)	13.5%	12.9%	n/a	60 bps

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Results of operations – first quarter update

For the three months ended March 31, 2018

Consolidated Performance Highlights

Total revenues increased 30% to $260.2 million in the first quarter. Total revenue growth driven by incremental volume from the acquisition of IronPlanet Holdings, Inc. (the “Acquisition”), live auction performance, an increase in the volume of inventory contracts in Canada and Europe and the partial fee harmonization implemented in the first quarter. Foreign exchange had a positive impact on total revenues in the first quarter of 2018.

Agency proceeds (non-GAAP measure) improved 36% to $169.8 million versus $124.5 million in the first quarter of 2017 driven by GTV and service revenues growth and higher fee revenues.

Cost of services increased 51% to $36.7 million in the first quarter. The increase was primarily due to the Acquisition and the costs associated with the inspection and appraisal activities that support our online channels. The increase is also due to an increase in GTV at our live on site auctions over the comparative period and the growth of our ancillary business.

Selling, general and administrative (“SG&A”) expenses increased $26.9 million, or 38% in the first quarter of 2018 compared to the first quarter of 2017. This increase is primarily due to the Acquisition, investment in talent to support new businesses and initiatives, and $4.6 million in share unit expenses in the first quarter of 2018 compared to $0.6 million in the first quarter of 2017. The $4.0 million increase in share unit expenses was primarily due to mark-to-market costs driven by a growth in the Company’s share price, as well as incremental compensation costs resulting from a performance share unit modification on March 1, 2018.

Operating income increased 39% during the first quarter of 2018 to $32.9 million, compared to the first quarter of 2017. This increase is primarily driven from higher total revenues and lower acquisition-related costs, partially offset by higher costs of services and SG&A expenses. There were no adjusting items impacting operating income results in the first quarter of 2018.

Net income attributable to stockholders increased $6.8 million, or 65%, in the first quarter of 2018 compared to the first quarter of 2017. This improvement is primarily due to operating income growth and lower income taxes partially offset by the increases in interest expense due to the increased indebtedness to fund the Acquisition.

Primarily for the same reasons noted above, diluted EPS attributable to stockholders improved 60% to $0.16 in the first quarter of 2018 compared to diluted EPS attributable to stockholders of $0.10 in the first quarter of 2017.

Auctions & Marketplaces Performance Highlights

GTV increased 29% to $1.2 billion in the first quarter compared to $0.9 billion in the first quarter of 2017. The increase is primarily attributable to the incremental volume from the Acquisition, together with the significant year over year growth from the Orlando auction in the quarter. The increase was partially offset by the continuing equipment supply constraints, as well as the reduction of live on site auctions and sale days over the comparative period.

Total revenues increased 30% to $232.6 million in the first quarter compared to $179.1 million in the first quarter of 2017. Total revenue growth driven by incremental volume from the Acquisition, live auction performance, an increase in the volume of inventory contracts in Canada and Europe and the partial fee harmonization implemented in the first quarter. A&M revenue rate, which the Company calculates as A&M total revenues divided by GTV, for first quarter was 20.0%, a 10-basis point increase over the same quarter last year.

A&M agency proceeds (non-GAAP measure) improved 36% to $156.8 million versus $115.7 million in the first quarter of 2017 driven by GTV and service revenues growth and higher fee revenues. The overall A&M agency proceeds rate (non-GAAP measure) improved 60 basis points to 13.5% from 12.9% in the first quarter of 2017.

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New Accounting Standard

The Company adopted the new accounting standard related to revenue recognition effective January 1,2018. The prior periods presented here have been restated to reflect adoption of this new standard.

Dividend Information

Quarterly dividend

The Company declared on May 10, 2018, a quarterly cash dividend of $0.17 per common share payable on June 20, 2018 to shareholders of record on May 30, 2018.

Q1 2018 Earnings Conference Call

Ritchie Bros. is hosting a conference call to discuss its financial results for the quarter ended March 31, 2018, at 8am Pacific time / 11 am Eastern time / 4 pm GMT on May 11, 2018. The replay of the webcast will be available through June 11, 2018.

Conference call and webcast details are available at the following link:

https://investor.ritchiebros.com

About Ritchie Bros.

Established in 1958, Ritchie Bros. (NYSE and TSX: RBA) is a global asset management and disposition company, offering customers end-to-end solutions for buying and selling used heavy equipment, trucks and other assets. Operating in a multitude of sectors, including construction, transportation, agriculture, energy, oil and gas, mining, and forestry, the Company's selling channels include: Ritchie Bros. Auctioneers, the world's largest industrial auctioneer offering live on site auction events with online bidding; IronPlanet, an online marketplace with featured weekly auctions and providing its exclusive IronClad Assurance® equipment condition certification program; Marketplace-E, an online auction marketplace; Mascus, a leading European online equipment listing service; and Ritchie Bros. Private Treaty, offering privately negotiated sales. The Company also offers sector-specific solutions including GovPlanet, TruckPlanet, and Kruse Energy Auctioneers, plus equipment financing and leasing through Ritchie Bros. Financial Services. For more information about the unprecedented choice provided by Ritchie Bros., visit RitchieBros.com.

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Forward-looking Statements

This news release contains forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities legislation (collectively, “forward-looking statements”), including, in particular, statements regarding future financial and operational results, including growth prospects and payment of dividends. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as “expect”, “plan”, “anticipate”, “project”, “target”, “potential”, “schedule”, “forecast”, “budget”, “estimate”, “intend” or “believe” and similar expressions or their negative connotations, or statements that events or conditions “will”, “would”, “may”, “could”, “should” or “might” occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond the Company’s control, including the numerous factors that influence the supply of and demand for used equipment; economic and other conditions in local, regional and global sectors; the Company’s ability to successfully integrate IronPlanet, and to receive the anticipated benefits of the Acquisition; and the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and which is available on the SEC, SEDAR, and Company websites. The foregoing list is not exhaustive of the factors that may affect the Company’s forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward looking statements are made as of the date of this news release and the Company does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward looking statements.

Forward-looking statements are made as of the date of this news release and the Company does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward-looking statements.

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GTV and Selected Condensed Consolidated Financial Information

GTV and Condensed Consolidated Income Statements – First Quarter

(Expressed in thousands of United States dollars, except share and per share amounts)

(Unaudited)

Three months ended March 31,	2018	2017
GTV	$1,160,712	$899,410
Service revenues	$176,016	$123,379
Revenue from inventory sales	84,162	76,048
Total revenues	260,178	199,427
Cost of services	36,657	24,340
Cost of inventory sold	75,791	63,401
Selling, general and administrative expenses	97,470	70,575
Acquisition-related costs	1,633	8,627
Depreciation and amortization expenses	16,191	10,338
Gain on disposition of property, plant and equipment	(345)	(721)
Foreign exchange gain	(92)	(730)
Total operating expenses	227,305	175,830
Operating income	32,873	23,597
Interest expense	(11,310)	(8,133)
Other, net	913	2,284
Income before income taxes	22,476	17,748
Income tax expense	5,269	7,315
Net income	$17,207	$10,433
Net income attributable to:
Stockholders	17,138	10,377
Non-controlling interests	69	56
	$17,207	$10,433
Earnings per share attributable to stockholders:
Basic	$0.16	$0.10
Diluted	$0.16	$0.10
Weighted average number of share outstanding:
Basic	107,355,381	106,851,595
Diluted	108,643,897	107,788,949

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Condensed Consolidated Balance Sheets

(Expressed in thousands of United States dollars, except share data)

(Unaudited)

	March 31,	December 31,
	2018	2017
Assets

Cash and cash equivalents	$278,944	$267,910
Restricted cash	62,414	63,206
Trade and other receivables	182,157	92,105
Inventory	34,350	38,238
Other current assets	30,657	27,026
Assets held for sale	251	584
Income taxes receivable	17,515	19,418
Total current assets	606,288	508,487

Property, plant and equipment	522,871	526,581
Equity-accounted investments	6,915	7,408
Other non-current assets	26,807	24,146
Intangible assets	259,052	261,094
Goodwill	674,097	670,922
Deferred tax assets	19,934	18,674
Total assets	$2,115,964	$2,017,312

Liabilities and Equity

Auction proceeds payable	$303,416	$199,245
Trade and other payables	170,777	164,553
Income taxes payable	2,021	732
Short-term debt	5,861	7,018
Current portion of long-term debt	9,264	16,907
Total current liabilities	491,339	388,455

Long-term debt	771,030	795,985
Other non-current liabilities	44,857	46,773
Deferred tax liabilities	34,712	32,334
Total liabilities	1,341,938	1,263,547

Contingencies
Contingently redeemable performance share units	16,576	9,014
Stockholders' equity:
Share capital:
Common stock; no par value, unlimited shares authorized, issued and outstanding shares: 107,471,895 (December 31, 2017: 107,269,783)	144,387	138,582
Additional paid-in capital	44,327	41,005
Retained earnings	601,205	602,609
Accumulated other comprehensive loss	(37,619)	(42,514)
Stockholders' equity	752,300	739,682
Non-controlling interest	5,150	5,069
Total shareholders' equity	757,450	744,751
Total liabilities and equity	$2,115,964	$2,017,312

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Condensed Consolidated Statements of Cash Flows

(Expressed in thousands of United States dollars)

(Unaudited)

Three months ended March 31,	2018	2017
Cash provided by (used in):
Operating activities:
Net income	$17,207	$10,433
Adjustments for items not affecting cash:
Depreciation and amortization expenses	16,191	10,338
Stock option compensation expense	2,343	1,311
Equity-classified PSU expense	3,035	1,012
Amortization of debt issuance costs	1,066	445
Other, net	2,131	(1,042)
Net changes in operating assets and liabilities	25,265	112,045
Net cash provided by operating activities	67,238	134,542
Investing activities:
Property, plant and equipment additions	(2,564)	(1,863)
Intangible asset additions	(7,034)	(5,664)
Proceeds on disposition of property, plant and equipment	1,066	1,505
Other, net	(4,674)	-
Net cash used in investing activities	(13,206)	(6,022)
Financing activities:
Dividends paid to stockholders	(18,245)	(18,160)
Dividends paid to NCI	-	(41)
Issuances of share capital	4,313	3,412
Proceeds from short-term debt	308	1,219
Repayment of short-term debt	(1,754)	(1,009)
Repayment of long-term debt	(29,237)	-
Repayment of finance lease obligations	(802)	(438)
Other, net	-	(48)
Net cash used in financing activities	(45,417)	(15,065)
Effect of changes in foreign currency rates on cash, cash equivalents, and restricted cash	1,627	3,336
Increase	10,242	116,791
Beginning of period	331,116	758,089
Cash, cash equivalents, and restricted cash, end of period	$341,358	$874,880

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Segmented Information

(Expressed in thousands of United States dollars)

	Three months ended March 31, 2018
	A&M	Other	Consolidated
Service revenues	$148,405	$27,611	$176,016
Revenue from inventory sales	84,162	-	84,162
Total revenues	232,567	27,611	260,178
Costs of services	21,448	15,209	36,657
Cost of inventory sold	75,791	-	75,791
Selling, general and administrative expenses ("SG&A")	93,002	4,468	97,470
Segment profit	$42,326	$7,934	$50,260
Acquisition-related costs			1,633
D&A expenses			16,191
Gain on disposition of property, plant and equipment ("PPE")			(345)
Foreign exchange gain			(92)
Operating income			$32,873
Interest expense			(11,310)
Other income, net			913
Income tax expense			(5,269)
Net income			$17,207

	Three months ended March 31, 2017
	A&M	Other	Consolidated
Service revenues	$103,030	$20,349	$123,379
Revenue from inventory sales	76,048	-	76,048
Total revenues	179,078	20,349	199,427
Costs of services	12,587	11,753	24,340
Cost of inventory sold	63,401	-	63,401
SG&A expenses	67,111	3,464	70,575
Segment profit	$35,979	$5,132	$41,111
Acquisition-related costs			8,627
D&A expenses			10,338
Gain on disposition of PPE			(721)
Foreign exchange gain			(730)
Operating income			$23,597
Interest expense			(8,133)
Other income, net			2,284
Income tax expense			(7,315)
Net income			$10,433

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Selected Data

(Unaudited)

(in U.S. $000's)	March 31,	December 31,
	2018	2017
Current assets	$606,288	$508,487
Current liabilities	491,339	388,455
Working capital	$114,949	$120,032
Total assets	$2,115,964	$2,017,312
Long-term debt	780,294	812,892
Stockholders' equity	752,300	739,682

Selected operating data

As at and for the three months ended March 31,	2018	2017
Number of consignments at industrial auctions	10,750	11,350
Number of bidder registrations at industrial auctions	119,000	114,500
Number of buyers at industrial auctions	29,000	29,150
Number of lots at industrial auctions	81,000	84,000
Number of permanent operational sites	35	35
Number of regional operational sites	5	5
Total auction sites	40	40
Number of industrial auctions	35	41

Average industrial auction data

Three months ended March 31,	2018	2017
GTV	$15.9 million	$16.4 million
Bidder registrations	2,405	2,319
Consignors	233	231
Lots	1,576	1,680

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Non-GAAP Measures

This news release makes reference to various non-GAAP measures. These measures do not have a standardized meaning and are, therefore, unlikely to be comparable to similar measures presented by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles.

The following table presents the Company’s adjusted net income attributable to stockholders (non-GAAP measure) and diluted adjusted EPS attributable to stockholders (non-GAAP measure) results for the three months ended March 31, 2018, and 2017, as well as reconciles those metrics to net income attributable to stockholders and diluted EPS attributable to stockholders, which are the most directly comparable GAAP measures in the Company’s consolidated income statements:

(in U.S. $000's, except share and	Three months ended March 31,
per share data)			Change
	2018	2017	2018 over 2017
Net income attributable to stockholders	$17,138	$10,377	65%
Current income tax adjusting item:
Change in uncertain tax provision	-	2,290	(100)%
Adjusted net income attributable to stockholders (non-GAAP measure)	$17,138	$12,667	35%
Effect of dilutive securities	$-	$27	(100)%
Weighted average number of dilutive shares outstanding	108,643,897	107,788,949	1%

Diluted earnings per share attributable to stockholders	$0.16	$0.10	60%
Diluted adjusted EPS attributable to stockholders (non-GAAP measure)	$0.16	$0.12	33%

There were no adjusting items for the three months ended March 31, 2018. The adjusting item for the three months ended March 31, 2017 was a $2.3 million (or $0.02 per diluted share) charge related to the change in uncertain tax provisions.

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The following table presents the Company’s agency proceeds (non-GAAP measure) results for the three months ended March 31, 2018 and 2017, as well as reconciles that metric to total revenues, which is the most directly comparable GAAP measures in the Company’s consolidated income statements:

(in U.S. $000's)	Three months ended March 31,
			Change
	2018	2017	2018 over 2017
Total revenues	$260,178	$199,427	30%
Less: cost of inventory sold	(75,791)	(63,401)	20%
Less: ancillary and logistical service expenses	(14,580)	(11,527)	26%
Agency proceeds (non-GAAP measure)	$169,807	$124,499	36%

The following table presents the Company’s A&M agency proceeds (non-GAAP measure) and A&M agency proceeds rate (non-GAAP measure) results for the three months ended March 31, 2018, and 2017, as well as reconciles those metrics to A&M total revenues and A&M revenue rate, which are the most directly comparable GAAP measures in the Company’s consolidated financial statements:

(in U.S. $000's)	Three months ended March 31,
			Change
	2018	2017	2018 over 2017
A&M total revenues	$232,567	$179,078	30%
Less: cost of inventory sold	(75,791)	(63,401)	20%
A&M agency proceeds (non-GAAP measure)	$156,776	$115,677	36%

GTV	1,160,712	899,410	29%

A&M revenue rate	20.0%	19.9%	10 bps
A&M agency proceeds rate (non-GAAP measure)	13.5%	12.9%	60 bps

For further information, please contact:

Zaheed Mawani

Vice President, Investor Relations

Phone: 1.778.331.5219

Email: zmawani@rbauction.com

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